Exhibit 10.04

AllianceBernstein l.p.
Amended and Restated Century Club Plan

1. Purpose. The purpose of the AllianceBernstein L.P. Century Club Plan (the “Plan”) is to provide an incentive to employees (“Sales Employees”) of AllianceBernstein Investments, Inc. (“AllianceBernstein Investments”) or another subsidiary of AllianceBernstein L.P. (“AllianceBernstein”) whose primary responsibilities are to assist in the distribution of shares of or interests in investment companies, including business development companies, managed by AllianceBernstein or a subsidiary of AllianceBernstein.  These purposes are to be furthered by AllianceBernstein agreeing from time to time to award to such persons units representing assignments of beneficial ownership of limited partnership interests in AllianceBernstein Holding L.P. (the “Units”) on the condition that such persons meet sales targets or other sales criteria.

2. Administration.
(a) The Plan shall be administered by the Board Compensation Committee (“Compensation Committee”) of the Board of Directors (the “Board”) of AllianceBernstein Corporation (the “General Partner”), the general partner of AllianceBernstein, or another committee designated by the Board (the “Designated Committee”).  If appointed, the Designated Committee shall be comprised of two or more members.  The Compensation Committee or the Designated Committee, as applicable, shall hereinafter be referred to as the Administrator.

(b) The Administrator shall have full and complete authority in its discretion, but consistent with and subject to the express provisions of the Plan, to (i) select the Sales Employees to whom Units shall be awarded under the Plan upon the satisfaction by such Sales Employees of sales targets or other sales criteria, (ii) specify the level of sales or other criteria to be achieved as a condition to an award of Units, (iii) determine the number of Units to be awarded, (iv) determine any vesting conditions to which an award of Units may be subject (as more fully described in Section 6), and (v) adopt such rules and regulations and make all other determinations deemed necessary or desirable for the administration of the Plan.

3. Eligibility. Sales Employees eligible to participate in the Plan for a given year shall be those employees who are selected by the Administrator whose primary responsibility is to assist in the distribution of shares of or interests in investment companies, including business development companies, managed by AllianceBernstein or a subsidiary of AllianceBernstein. Such employees shall include, among others, those categories of individuals employed by AllianceBernstein Investments customarily referred to as “wholesalers” and “dealer marketers.” No member of the Board or any “officer” of AllianceBernstein or the General Partner, as the term “officer” is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, shall be eligible to participate in the Plan. An eligible Sales Employee may be awarded Units under the Plan upon more than one occasion.

4. Units. Except as otherwise provided in this Section 4, for any period, the aggregate number of Units that may be awarded under the Plan (the “Plan Units”) shall in no event be in excess of the number of Units that are available for award under the AllianceBernstein Amended and Restated 1997 Long-Term Incentive Plan, as amended (“1997 Incentive Plan”), for such period, subject to adjustment in accordance with the provisions of Section 8 below.  The maximum number of Units that may otherwise be awarded under the Century Club Plan is to be increased by the number of Units tendered to Holding or the Partnership by an employee in payment of a Withholding Amount (as defined below in Section 10).  In addition, the maximum number of Units is subject to adjustment in the event of a change in the Units or the units of limited partnership interest of AllianceBernstein, or an incorporation of either Holding or AllianceBernstein.  Units awarded under the Century Club Plan may be either authorized but previously unissued Units or Units reacquired by Holding, AllianceBernstein or a subsidiary of AllianceBernstein in open-market purchases.  Any Plan Unit which for any reason is forfeited shall be treated for purposes of this Section 4 as if the Plan Unit had never been awarded.

5. Award of Plan Units. The Administrator may award Plan Units under the Plan for any year which ends on or after the Plan is approved by the Unitholders of AllianceBernstein.

6. Vesting of Plan Units.
(a) General.  In the discretion of the Administrator, the rights and interests of a recipient of Plan Units in all or a portion of any Plan Units awarded hereunder with be subject to such vesting conditions as are specified by the Administrator at the time of the award, which conditions shall be set forth in a schedule prepared by the Administrator and provided to the recipient.

(b) Termination of Employment.
(i) The rights of a recipient of an award of unvested Plan Units will vest with respect to such Plan Units (A) in each particular instance as the conditions of vesting prescribed by the Administrator are met, (B) as of the last day of the recipient’s employment with the Partnership if the recipient ceases to be in the employ of the Partnership by reason of the recipient’s (x) death, (y) Disability (as defined below), or (z) termination of employment with the Partnership by the Partnership for any reason other than for Cause (as defined below), and (C) immediately prior to the sale of all or substantially all of the Partnership’s business or assets to a person or entity (other than an Affiliate of the Partnership) which is in connection with a liquidation of the Partnership other than in connection with an Adverse Tax Determination (as the terms “Affiliate” and “Adverse Tax Determination” are defined in the Agreement of Limited Partnership (As Amended And Restated).

(ii) A recipient with forfeit all of his rights and interests in all then unvested Plan Units (i) as of the last day of his employment with the Partnership if he ceases to be in the employ of the Partnership other than under a circumstance in which his rights in the Plan Units vest in accordance with paragraph (b) of this Section 6, or (ii) as of the date of the written determination described in Section 15.1(a)(iv) of the Agreement of Limited Partnership of Alliance Capital Management L.P. (in connection with the reasonably contemplated insolvency of bankruptcy of the Partnership), if the Partnership is, accordingly, then dissolved and liquidated. Any unvested Plan Units which are forfeited shall be transferred to the Partnership in accordance with the instructions of the Administrator. A recipient shall receive no compensation in respect of the forfeiture of unvested Plan Units.

(iii) “Disability” shall mean a determination by the Administrator in good faith that a person is physically or mentally incapacitated and has been unable for a period of six consecutive months to perform the duties for which he was responsible immediately before the onset of his incapacity.  In order to assist the Administrator in making a determination as to the Disability of the person for purposes of this paragraph (b), the person shall, as reasonably requested by the Administrator, (A) make himself available for medical examinations by one or more physicians chosen by the Administrator and approved by the recipient, whose approval shall not unreasonably be withheld, and (B) grant the Administrator and any such physicians access to all relevant medical information concerning him, arrange to furnish copies of medical records to them and use his best efforts to cause his own physicians to be available to discuss his health with them. “Cause” shall mean (A) the person’s continuing willful failure to perform his duties as an employee (other than as a result of his total or partial incapacity due to physical or mental illness), (B) gross negligence or malfeasance in the performance of the person’s duties, (C) a finding by a court or other governmental body with proper jurisdiction that an act or acts by the recipient constitutes (1) a felony under the laws of the United States or any state thereof (or, in the case of a person whose place of employment is outside of the United States, a serious crime under the laws of the foreign jurisdiction where he is employed, which crime if committed in the United States would be a felony under the laws of the United States or the laws of New York), or (2) a violation of federal or state securities law (or, in the case of a person whose place of employment is outside of the United States, of federal, state or foreign securities law) by reason of which finding of violation described in this clause (2) the Board determines in good faith that the continued employment of the person by the Partnership would be seriously detrimental to the Partnership and its business, (D) in the absence of such a finding by a court or other governmental body with proper jurisdiction, such a determination in good faith by the Board by reason of such act or acts constituting such a felony, serious crime or violation, (E) any breach by the person of any obligation of confidentiality or non-competition to the Partnership, or (F) any additional circumstances set forth by the Administrator at the time of the award.

7. Nontransferability.  A Plan Unit which is unvested at the time of award shall not be transferred, unassigned, pledged or encumbered other than a transfer by will or the laws of descent and distribution until the Plan Unit vests in accordance with Section 6.

8. Adjustments. Neither the existence of the Plan nor any designations or awards made under the Plan shall impair the right of the Partnership or its partners to, among other things, conduct, make or effect any change in the Partnership’s business, any issuance of debt obligations or other securities by the Partnership, any grant of options with respect to an interest in the Partnership or any adjustment, recapitalization or other change in the partnership interests of the Partnership (including, without limitation, any distribution, subdivision or combination of limited partnership interests), or any incorporation of the Partnership, provided that any such action is not in violation of the Partnership Agreement. In the event of such a change in the partnership interests of the Partnership, the Board shall make such adjustments as it deems appropriate and equitable in the number and kind of Units subject to the Plan.

9. Amendment and Termination. The Board may terminate, amend or modify the Plan at any time in any respect it deems advisable, provided that no such action of the Board may without approval of the holders of a majority of the outstanding Units entitled to vote thereon materially (i) increase the benefits accruing to participants under the Plan, (ii) increase the total number of Plan Units which may be awarded under the Plan or (iii) modify the requirements for Plan eligibility.

10. Payment of Withholding Tax. The Administrator shall require, as a condition to an award hereunder, that the recipient of the award agree that (a) in the event that the Partnership determines that any federal, state or local tax or any other charge is required by law to be withheld with respect to the Plan Units awarded, the vesting Plan Units, or an election under section 83(b) of the Internal Revenue Code of 1986, as amended (a “Withholding Amount”) then, in the discretion of the Administrator, either (i) prior to or contemporaneously with the delivery of Plan Units to the recipient, the recipient shall pay the Withholding Amount to the Partnership in cash or in vested Units already owned by the recipient (which are not subject to a pledge or other security interest), or a combination of cash and such Units, having a total fair market value, as determined by the Administrator, equal to the Withholding Amount; (ii) the Partnership shall retain from any vested Plan Units to be delivered to the recipient that number of Plan Units having a fair market value, as determined by the Administrator, equal to the Withholding Amount (or such portion of the Withholding Amount that is not satisfied under (i)) as payment of the Withholding Amount; or (iii) if Plan Units are delivered without the payment of the Withholding Amount pursuant to either (i) or (ii), the recipient shall promptly pay the Withholding Amount to the Partnership on at least seven business days notice from the Administrator either in cash or in vested Units owned by the recipient (which are not subject to a pledge or other security interest), or a combination of cash and such Units, having a total fair market value, as determined by the Administrator, equal to the Withholding Amount, and (b) in the event that the recipient does not pay the Withholding Amount to the Partnership as required pursuant to (a) or make arrangements satisfactory to the Partnership regarding payment thereof, the Partnership may withhold any unpaid portion thereof from any amount otherwise due to the recipient from the Partnership.

11. Section 83(b) Election. A recipient with not make an election under section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to an award of Plan Units unless, prior to the date such election is filed with the Internal Revenue Service, the recipient (i) notifies the Administrator of the recipient’s intention to file such election, (ii) furnishes the Administrator with a copy of the election to be filed, and (iii) pays (or makes arrangements for the payment thereof satisfactory to the Administrator) the Withholding Amount to the Partnership in accordance with Section 10.

12. Investment Purpose and Legal Requirements.
(a) At the time of the award of Plan Units, the Partnership may, if it shall deem it necessary or advisable for any reason, require the recipient (i) to represent in writing to the Partnership that it is the intention of the recipient to acquire the Plan Units for investment and not with a view to the distribution thereof, or (ii) to postpone the date of delivery of the Plan Units until such time as the Partnership has available for delivery to the recipient a prospectus meeting the requirements of all applicable securities laws.

(b) No Plan Units shall be issued or transferred to the recipient unless and until all legal requirements applicable to the issuance or transfer of such Units have been complied with to the satisfaction of the Partnership.  The Partnership shall have the right to condition any issuance of Plan Units hereunder on the recipient’s undertaking in writing to comply with such restrictions on the subsequent transfer of such Units as the Partnership shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such Units may contain a legend to reflect any such restrictions.

13. Legends on Plan Units Certificates. Every certificate representing Plan Units with respect to which restrictions pursuant to Sections 6 and 7 hereof remain in effect shall bear a legend describing the restrictions to which the Units are subject. When Plan Units cease to be subject to such restrictions, the owner thereof may surrender to the Partnership the certificate or certificates representing such Plan Units and receive in exchange therefore a new certificate or certificates representing such Units free of the legend and a certificate or certificates representing the remainder of the Units, if any, with the legend.

14. Subsidiaries of Partnership. For purposes of the Plan, employment by a Subsidiary of the Partnership shall be deemed to be employment by the Partnership, and, unless the context otherwise requires, the term Partnership shall include the Partnership and each of its Subsidiaries. A “Subsidiary” of the Partnership shall be any corporation or other entity of which the Partnership and/or its Subsidiaries (a) have sufficient voting power (not depending on the happening of a contingency) to elect at least a majority of its board of directors, or (b) otherwise have the power to direct or cause the direction of its management and policies.

15. Right to Terminate Employment. Nothing contained in the Plan shall confer upon any person a right to be employed by or to continue in the employ of the Partnership, or interfere in any way with the right of the Partnership to terminate the employment of a participant in the Plan at any time, with or without cause.

16. Finality of Determinations. Each determination, interpretation or other action made or taken pursuant to the provisions of the Plan by the Administrator shall be final and shall be binding and conclusive for all purposes.

17. Headings. Section headings are used herein for convenience of reference only and shall not affect the meaning of any provision of the Plan.

18. Rules of Construction. Whenever the context so requires, the use of the masculine gender shall be deemed to include the feminine and vice versa, and the use of the singular shall be deemed to include the plural and vice versa.

19. Governing Law. The Plan shall be governed by and constructed in accordance with the internal laws of the State of New York.

20. Expiration Date.  No award shall be made hereunder after the expiration date of the 1997 Incentive Plan.